FOURTH AMENDMENT TO CREDIT AGREEMENT

Fourth Amendment to Credit Agreement, dated as of March 8, 2006 (this “Amendment”), among CTS CORPORATION, an Indiana corporation (the “Borrower”), the guarantors party hereto, the financial institutions listed on the signature pages hereof as Lenders and HARRIS N.A., successor by merger with Harris Trust and Savings Bank (“Harris”), as administrative agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower, the guarantors party thereto (the “Guarantors”), the financial institutions listed on the signature pages thereof as Lenders and the Administrative Agent have heretofore entered into that certain Credit Agreement, dated as of July 14, 2003 (as amended, the “Credit Agreement”), among the Borrower, the Guarantors party thereto, the Lenders party thereto, Harris, as L/C Issuer and Administrative Agent, and National City Bank of Indiana, as Syndication Agent, and Key Bank National Association, as Documentation Agent; and

WHEREAS, the Borrower has asked the Lenders and the Administrative Agent to amend the restrictions on the payment of dividends.

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.
DEFINITIONS

SECTION 1.1    Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in the Credit Agreement shall have such meanings when used in this Amendment.

ARTICLE II.
AMENDMENTS

SECTION 2.1    Section 8.7(p) of the Credit Agreement is hereby amended in its entirety and as so amended shall read as follows:

(p) unsecured indebtedness of the Borrower and its Subsidiaries not otherwise permitted by this Section in an amount not to exceed $30,000,000 in the aggregate at any one time outstanding.

SECTION 2.2    Section 8.12 of the Credit Agreement is hereby amended in its entirety and as so amended shall read as follows:

Section 8.12. Dividends and Certain Other Restricted Payments. The Borrower shall not, nor shall it permit any Subsidiary to, (a) declare or pay any dividends on or make any other distributions in respect of any class or series of its capital stock or other equity interests or (b) directly or indirectly purchase, redeem, or otherwise acquire or retire any of its capital stock or other equity interests or any warrants, options, or similar instruments to acquire the same; provided, however, that the foregoing shall not operate to prevent (I) the making of dividends or distributions (i) by any Subsidiary of the Borrower or its Subsidiaries to its parent corporation and (ii) so long as no Default or Event of Default exists prior to or would result after giving effect to such action, by the Borrower, (II) any distribution or redemption under the Borrower’s Shareholder Rights Plan, and (III) so long as no Default or Event of Default has occurred and is continuing, the Borrower may repurchase shares of its capital stock for an aggregate purchase price not to exceed $30,000,000.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

In order to induce the Lenders and the Administrative Agent to enter into this Amendment, the Borrower hereby reaffirms, as of the date hereof, its representations and warranties contained in Section 6 of the Credit Agreement and additionally represents and warrants to the Administrative Agent and each Lender as set forth in this Article III.

SECTION 3.1    Due Authorization, Non-Contravention, etc. The execution, delivery and performance by the Borrower of this Amendment are within the Borrower’s powers, have been duly authorized by all necessary corporate action, and do not:

      (a)    contravene the Borrower’s constituent documents;

      (b)    contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting the Borrower; or

      (c)    result in, or require the creation or imposition of, any Lien on any of the Borrower’s properties.

SECTION 3.2    Government Approval, Regulation, etc. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by the Borrower of this Amendment.

SECTION 3.3    Validity, etc. This Amendment constitutes the legal, valid and binding obligation of the Borrower enforceable in accordance with its terms.

ARTICLE IV.
MISCELLANEOUS PROVISIONS

SECTION 4.1    Ratification of and References to the Credit Agreement. The Credit Agreement and each other Loan Document is hereby ratified, approved and confirmed in each and every respect.

SECTION 4.2    Headings. The various headings of this Amendment are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

SECTION 4.3    Execution in Counterparts, Effectiveness, etc. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single agreement.

SECTION 4.4    Effectiveness. This Amendment shall become effective upon execution and delivery by the Borrower, Guarantors and the Required Lenders.

SECTION 4.5    No Other Amendments. Except for the amendments expressly set forth above, the text of the Credit Agreement and the other Loan Documents shall remain unchanged and in full force and effect, and the Lenders and the Administrative Agent expressly reserve the right to require strict compliance with the terms of the Credit Agreement and the other Loan Documents.

SECTION 4.6    Governing Law; Entire Agreement. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF ILLINOIS.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

“Borrower”

CTS Corporation, an Indiana corporation

By /s/ Matthew W. Long
Name  Matthew W. Long
Title    Treasurer

“Guarantors”

CTS Corporation, a Delaware corporation

By /s/ Matthew W. Long
Name   Matthew W. Long
Title     Treasurer

CTS Electronic Components, Inc.

By /s/ Richard G. Cutter
Name   Richard G. Cutter
Title     Vice President and Secretary

Dynamics Corporation of America

By /s/ Matthew W. Long
Name   Matthew W. Long
Title     Treasurer

LTB Investment Corporation

By /s/ Matthew W. Long
Name   Matthew W. Long
Title     Treasurer

“Lenders”

Harris N.A., successor by merger with Harris Trust and Savings Bank, in its individual capacity as a Lender and as Administrative Agent

By  /s/ Thad Rasche
Name   Thad Rasche
Title     Director

National City Bank of Indiana, as Lender

By  /s/ Chris Thornton
Name   Chris Thornton
Title     Vice President

Key Bank National Association, as Lender

By  /s/ Jeff Kalinowski
Name   Jeff Kalinowski
Title     Senior Vice President

The Northern Trust Company, as Lender

By  /s/ Jared Hall
Name   Jared Hall
        Title     Vice President